                                                                   Exhibit 10.25

                                                                   Exhibit 10.25









                                W. R. GRACE & CO.
                             SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN
                                  AS ADOPTED BY
                               W. R. GRACE & CO.,
                           A CONNECTICUT CORPORATION,
                            EFFECTIVE OCTOBER 4, l984
                                   AND AMENDED
                             EFFECTIVE MAY 25, l988



                -------------------------------------------------



                           AS ADOPTED AND CONTINUED BY
                               W. R. GRACE & CO.,
                             A NEW YORK CORPORATION,
                             EFFECTIVE MAY 25, l988
                                   AND AMENDED
                            EFFECTIVE JANUARY l, l993

            W. R. GRACE & CO. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                  INTRODUCTION


     Effective October 4, l984, W. R. Grace & Co., a Connecticut corporation ("Grace Connecticut"), adopted a supplemental executive retirement plan which constitutes in part an "excess benefit plan" under section 3(36) of the Employee Retirement Income Security Act of l974, as amended ("ERISA"), and which constitutes in part an unfunded deferred compensation arrangement for a select group of highly compensated or management employees under section 20l(2) of ERISA, for the Eligible Persons described in the Plan.


     The W. R. Grace & Co. Supplemental Executive Retirement Plan (the "Plan") was amended effective May l, l988 for all Eligible Persons who terminate service on or after such date.


     As a result of a corporate reorganization whereby Grace Connecticut became a subsidiary of W. R. Grace & Co., a New York corporation ("Grace New York") (and was renamed "W. R. Grace & Co.-Conn."), Grace Connecticut amended the Plan (as set forth herein), effective May 25, l988, and Grace New York adopted and assumed the sponsorship of the Plan, as amended, as of such date, for the benefit of all Eligible Persons and other persons who, on the immediately preceding date, were participants in the Plan (as maintained by Grace Connecticut) and all other employees of Grace New York or its subsidiaries who on or after May 25, l988 become Eligible Persons or otherwise covered under the Plan.


     Grace New York last amended the Plan, effective as of January l, l989, with respect to all Eligible Persons who terminate service on or after such date.

     Grace New York now desires to amend the Plan, effective as of January 1, 1993, with respect to all Eligible Persons who terminate service on or after such date, to provide for vesting of benefits that is consistent with vesting under the Salaried Retirement Plan.



                                   *    *    *

                                    SECTION 1



DEFINITIONS


When used herein, the words and phrases defined hereinafter shall have the following meanings unless a different meaning is clearly required by the context of the Plan.


1.01   Affiliate:


             Any corporation or trade or business (other than the Company) that is treated under the first sentence of section 4l4(b) or under section 4l4(c) of the Code as constituting the same "employer" as the Company, during the period of controlled status thereunder.


1.02   Board of Directors:



             The Board of Directors of the Company.


1.03   Code:


             The Internal Revenue Code of l986, as amended.


1.04   Committee:


             The Salary, Incentive Compensation and Employee
             Benefits Committee of the Board of Directors.


1.05   Company:

             W. R. Grace & Co., a New York corporation.  Prior to
             May 25, l988, the term "Company" meant W. R. Grace &
             Co., a Connecticut corporation.

1.06   Effective Date:


             October 4, l984.


1.07   Eligible Person:


             A person who is described in Section 2 as eligible to receive benefits under the Plan.


1.08   Employee:


             An Employee of the Company or an Affiliate under the Plan.


1.09   Employing Unit:


             Any employing unit described in Section l.l4 of the Grace Salaried Plan.



1.10   Grace Salaried Plan:


             W. R. Grace & Co. Retirement Plan for Salaried Employees (including the "old plans" and "predecessor plans" defined therein and the plans merged therein). Any reference to a section of the Grace Salaried Plan shall include the corresponding section of any future text thereof.


1.11   Plan:


             W. R. Grace & Co. Supplemental Executive Retirement
             Plan.

1.12 Masculine pronouns used herein shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, wherever appropriate.

1.13 Any reference in the Plan to a "Section" shall refer to a Section of the Plan unless otherwise specified.

                                    SECTION 2


ELIGIBILITY AND VESTING


2.01 Any Employee who (i) is accruing credited service (as defined in section 4.0l of the Grace Salaried Plan) under the Grace Salaried Plan on or after the Effective Date of the Plan, (ii) has an annual base salary of at least $75,000 at any time during the period that he is accruing such credited service under the Grace Salaried Plan, and (iii) satisfies the provisions of Section 2.04 shall be eligible to receive benefits under this Plan in accordance with Section 3 of the Plan.


2.02   If so designated by the Board of Directors, (A) an Employee who
       (i) accrued credited service (as defined in Section 2.0l above) under the Grace Salaried Plan prior to (but not on or after) the Effective Date of the Plan (and whose benefits under the Grace Salaried Plan have not commenced prior to such designation), (ii) has an annual base salary of at least $75,000 on or after the Effective Date of the Plan while still employed by the Company or an Affiliate, and (iii) satisfies the provisions of Section 2.04, or (B) an Employee who (i) is accruing credited service (as defined in Section 2.0l above) under the Grace Salaried Plan on or after the Effective Date of the Plan, (ii) has an annual base salary of at least $75,000 at any time after (but not during) the period that he is accruing credited service (as defined in Section 2.0l above) under the Grace Salaried Plan, and (iii) satisfies the provisions of Sec tion 2.04 shall be eligible to receive benefits under the Plan in accordance with Section 3 of the Plan.

2.03 If so designated by the Board of Directors, an Employee who (i) is not accruing and never has accrued credited service (as defined in Section 2.0l above) under the Grace Salaried Plan, (ii) is an Employee of the Company or an Affiliate on or after the Effective Date of the Plan, (iii) has an annual base salary of at least $75,000 at any time while employed by the Company or an Affiliate, and (iv) satisfies the provisions of Section 2.04 shall be eligible to receive benefits under the Plan in accordance with
       Section 3 of the Plan.


2.04 An Eligible Person must terminate service with the Company and its Affiliates on or after the earliest of (i) the date he attains age 55, (ii) the date he completes at least ten (l0) years of vesting service, effective January 1, 1988 (or, effective January l, l989, the date he completes at least five (5) years of vesting service) (as defined in Section l.38 of the Grace Salaried Plan) or (iii) the date as of which he otherwise becomes vested under the Grace Salaried Plan, in order to be eligible to receive benefits, if any, under the Plan. The benefits, if any, provided under the Plan to an Eligible Person shall vest upon the earliest of (i) his attainment of age 55, (ii) his completion of at least ten (l0) years of vesting service (effective January l, l989, five (5) years of vesting service) (as defined in Section l.38 of the Grace Salaried Plan) or (iii) the date as of which he otherwise becomes vested under the Grace Salaried Plan. In the event that an Eligible Person terminates service with the Company and its Affiliates prior to the date his benefits become vested in accordance with this Section 2.04, he shall be entitled to no benefits under the Plan. Notwithstanding the foregoing, in the event that an

Eligible Person terminates service with the Company and its Affiliates by reason of death prior to the date his benefits become vested in accordance with this
Section 2.04, benefits under the Plan will be payable in respect of him to the extent provided in Section 3.05 or Section 3.09.

                                    SECTION 3


BENEFITS


3.01 The monthly benefit payable to an Eligible Person under the Plan shall be equal to the excess, if any, of

       (a) The amount of the monthly benefit which would be payable to such Eligible Person under the Grace Salaried Plan if the provisions set forth in the Grace Salaried Plan to comply with the benefit limitations of section 4l5 of the Code, the compensation limitations of section 40l(a)(l7) of the Code and any other Code provisions that become effective after December 3l, l988 which similarly limit the amount of retirement benefit that may be accrued under the Grace Salaried Plan were inapplicable, and determined in accordance with the following additional principles:

             (i) credited service (as defined in section 4.0l of the Grace Salaried Plan) shall include any period of employment, or period of disability which satisfies the provisions of section 6 of the Grace Salaried Plan, not otherwise credited under the Grace Salaried Plan, prior to the date he attains age 70 in the case of an Eligible Person who terminates service with the Company and its affiliates prior to January l, l988 and any period of employment after the date he attains age 70, in the case of an Eligible Person who terminates service with the Company and its Affiliates after

                   December 3l, l987, with a division of the Company or an Affiliate, which does not participate in the Grace Salaried Plan (other than (A) any period during which the Eligible Person was satisfying the eligibility requirements of the Grace Salaried Plan, (B) any period that an Eligible Person declined to contribute to the Grace Salaried Plan (while eligible to do so), (C) any period that an Eligible Person waived participation in the Grace Salaried Plan, or (D) any period that service was interrupted in the case of authorized leave of absence for a reason other than for disability). Subject to the foregoing, an Eligible Person will be credited with a month of credited service for any calendar month during any part of which he was employed or disabled as described above; provided, however, that in the event that an Eligible Person terminates service with the Company and all Affiliates during or after such period of employment and is subsequently re-employed by the Company or an Affiliate, any period of such employment or disability prior to such re-employment shall be restored as credited service hereunder, but if an Eligible Person so terminates service (whether or not prior to January l, l976) and is not vested to any extent in an employer-derived accrued benefit under the Grace Salaried Plan at the time of such termination and his number of one-year breaks in service (as defined in section l.22 of the Grace Salaried Plan) following such termination equal or exceed his years of vesting service (as defined in section l.38 of the Grace Salaried
                   Plan) rendered prior to re-employment,
                   such period shall not be restored as
                   credited service hereunder, and provided further that any credited service hereunder in respect of a period of employment during which the Grace Salaried Plan was contributory shall be reduced by 30% thereof;


             (ii) compensation (as defined in section l.07 of the Grace Salaried Plan) shall include any amount of (A) incentive compensation (not otherwise included thereunder) which an Eligible Person elected to defer (and hence did not receive on a current basis) at any time after the effective date of the Grace Salaried Plan, (B) "regular" or base salary (not otherwise included thereunder) which an Eligible Person elected to defer (and hence did not receive on a current basis) with respect to periods after December 3l, l987 and (C) annual compensation in excess of $200,000 that would otherwise be recognized under the Grace Salaried Plan but for the limitations of Section 40l(a)(l7) of the Code with respect to periods after December 3l, l988; provided, however, that in the event that an Eligible Person terminates service with the Company and all Affiliates and is subsequently re-employed by the Company or an Affiliate, any such incentive compensation and "regular" or base salary which an Eligible Person elected, prior to such re-employment, to defer and any such annual compensation in excess of $200,000 shall be credited hereunder only to the extent that the month in which such incentive compensation and "regular" or base salary would otherwise have been paid and the month in which such excess compensation was paid would be restored as credited service under the re-employment rules set forth in Section 3.0l(a)(i);


             (iii) in the case of an Eligible Person
                   described in Section 2.03, the provisions of Section 3.0l(a) shall be applied as if a monthly benefit were payable to the Eligible Person under the Grace Salaried Plan (even though he was never employed by the Company or an Employing Unit) and as if such Eligible Person were required to satisfy the eligibility provisions of the Grace Salaried Plan.


                                      over


       (b)   (i)   in the case of an Eligible Person
                   described in Section 2.0l or 2.02, the
                   amount of the monthly benefit actually
                   payable to such Eligible Person under the Grace Salaried Plan (including any increase provided for in section 5.03(6) of the Grace Salaried Plan), and

             (ii)  in the case of an Eligible Person
                   described in Section 2.0l, 2.02, or 2.03, the amount deemed payable for purposes of the Plan under any other defined benefit plan (as defined in section 3(35) of ERISA) or defined contribution plan (as defined in section 3(34) of ERISA) maintained by the Company or an Affiliate (except the W. R. Grace & Co. Salaried Employees Savings and Investment Plan and the Dearborn Chemical Company Salaried Employees Savings and Investment Plan), or any deferred compensation agreement or arrangement entered into by such Eligible Person and the Company or an Affiliate, or maintained by the Company or an Affiliate (other than (A) the deferral of incentive compensation referred to in Section 3.0l(a)(ii), (B) the Incentive Compensation Plan for Key Employees of El Torito-La Fiesta Restaurants, Inc., (C) the Natural Resources Group Long Term Incentive Plan, (D) the W. R. Grace & Co. Performance Incentive Plan, (E) the Teal Incentive Compensation Plan, (F) any other plan, program, arrangement or contract which by its terms provides that compensation thereunder should not be an offset under the Plan, and (G) any other agreement or arrangement which the Board of Directors or the Committee determines should not be an offset under the Plan in whole or in part).


3.02 In the case of an Eligible Person described in Section 2.0l or 2.02, the calculation of the monthly benefit described in Section 3.0l(a) above shall be based upon the same form of benefit, benefit commencement date, and other factors and assumptions actually used to calculate the monthly benefit described in Section 3.0l(b)(i) above. If the benefit payable under any other defined benefit plan is aggregated with the benefit payable under the Grace Salaried Plan for purposes of applying the limitations of section 4l5 of the Code, then the benefit payable under any such defined benefit plan shall be aggregated with the benefit payable under the Grace Salaried Plan in the calculation of Section 3.0l(a) and Section 3.0l(b)(i) above.


3.03 In the case of an Eligible Person described in Section 2.0l, 2.02, or 2.03, the amount deemed payable for purposes of the Plan under any defined benefit plan described in Section 3.0l(b)(ii) shall be the amount that would be payable thereunder in respect of years of credited service taken into account under Section 3.0l(a) in the form of benefit applicable to the Eligible Person under Section 3.0l(a) commencing at the age that the benefit under Section 3.0l(a) commences. The amount deemed payable under any defined contribution plan described in Section 3.0l(b)(ii) shall be the amount that would be payable thereunder at the date that the benefit under Section 3.0l(a) commences, multiplied by a fraction whose numerator is the number of years that the Eligible Person participated in such defined contribution plan and that are credited under Section 3.0l(a) concurrently, and whose denominator is the number of years that the Eligible Person participated in such defined contribution plan, converted to the form of benefit applicable to the Eligible Person under Section 3.0l(a) commencing at the age that the benefit under Section 3.0l(a) commences using the UP-84 mortality table and an interest rate equal to the rate, as of the first day of the calendar quarter in which the benefit under Section 3.0l(a) commences, used by the Pension Benefit Guaranty Corporation to value immediate annuities under trusteed pension plans which terminate as of such date. The amount deemed payable under any deferred compensation agreement or arrangement described in Section 3.0l(b)(ii) shall be the amount that would be payable thereunder at the date that the benefit under Section 3.0l(a) commences, converted to the form of benefit applicable to the Eligible Person under Section 3.0l(a) commencing at the age that the benefit under Section 3.0l(a) commences using the actuarial assumptions set forth in section 5.06(a) and (b) of the Grace Salaried Plan if the amount payable under such agreement or arrangement is in the form of periodic payments or using the actuarial assumptions applicable in the case of a defined contribution plan if the amount payable under such agreement or arrangement is in the form of a lump sum.


3.04 In the case of an Eligible Person described in Section 2.0l or 2.02, the monthly benefit under the Plan shall be payable coincident with the payment of a monthly benefit under the Grace Salaried Plan, provided that no monthly benefit under the Plan shall be payable in respect of any period prior to the Effective Date of the Plan.


3.05 In the case of an Eligible Person described in Section 2.0l or 2.02, such Eligible Person's joint annuitant, beneficiary, or surviving spouse referred to in section 7.02 of the Grace Salaried Plan shall become entitled to benefits as provided under Section 3 if such joint annuitant, beneficiary, or surviving spouse shall become entitled to benefits (in such capacity) under the Grace Salaried Plan. Notwithstanding any provision of the Plan, in the event that an Eligible Person's joint annuitant, beneficiary, or surviving spouse referred to above shall become entitled to benefits (in such capacity) under the Grace Salaried Plan, and the provisions of the Grace Salaried Plan do not preclude such joint annuitant, beneficiary, or surviving spouse from receiving all or part of the benefit provided thereunder for such person, then the Grace Salaried Plan shall pay such benefit to the extent permitted under the Grace Salaried Plan (and no amount duplicating such benefit shall be payable under the Plan).


3.06 In the case of an Eligible Person described in Section 2.0l or 2.02, in the event that such an Eligible Person (or his joint annuitant, beneficiary, or surviving spouse referred to in section
       7.02 of the Grace Salaried Plan) ceases to receive benefits under the Grace Salaried Plan for any reason, he (or she) shall cease to be eligible to receive benefits under the Plan.



3.07 In the case of an Eligible Person described in Section 2.03, the monthly benefit under the Plan shall be based upon the form of benefit, benefit commencement date, and other factors and assumptions which would have been applicable to him under the Grace Salaried Plan if he were a participant in the Grace Salaried Plan (as defined in section l.24 of the Grace Salaried Plan).


3.08 In the case of an Eligible Person described in Section 2.03, the monthly benefit under the Plan shall be payable coincident with the payment of a monthly benefit which would have been made under the Grace Salaried Plan if he were a participant in the Grace Salaried Plan (as defined in section l.24 of the Grace Salaried Plan).


3.09 In the case of an Eligible Person described in Section 2.03, such Eligible Person's joint annuitant, beneficiary, or surviving spouse referred to in section 7.02 of the Grace Salaried Plan shall become entitled to benefits as provided under Section 3 if such joint annuitant, beneficiary, or surviving spouse would have become entitled to benefits (in such capacity) under the Grace Salaried Plan if such Eligible Person had been a participant in the Grace Salaried Plan (as defined in section l.24 of the Grace Salaried Plan).


3.10 In the case of an Eligible Person described in Section 2.03, in the event that such an Eligible Person (or his joint annuitant, beneficiary, or surviving spouse referred to in section 7.02 of the Grace Salaried Plan) would cease to receive benefits under the Grace Salaried Plan if he were a participant in the Grace Salaried Plan (as defined in section l.24 of the Grace Salaried Plan), he (or she) shall cease to be eligible to receive benefits under the Plan.


3.11 The monthly benefits described in Sections 3.01(a) and 3.01(b)(i) are payable in the form of a straight life annuity commencing as of or after the first day of the month after an Eligible Person attains age 65 (except to the extent that a different form of benefit, or benefit commencement date, or both, is applicable, or would be applicable, to the Eligible Person under the Grace Salaried Plan).


3.12 The benefits payable under the Plan shall be paid by the Company or a subsidiary of the Company, as the case may be, out of its general assets and shall not be funded in any manner.


3.13 In the event that an Eligible Person who has terminated service with the Company and its Affiliates elects to defer the commencement of his benefits under the Grace Salaried Plan, he may apply to the Committee for a deferral of his benefits under the Plan in order to prevent constructive receipt of such benefits, provided that the Committee shall in its sole discretion decide whether to grant such application. The grant or denial of any such application shall not alter or limit the provisions of Sections 3.04 and 3.08 of the Plan.

3.l4 Notwithstanding any other provision of the Plan, in the event that the service of a "participant" in the Grace Salaried Plan (or an employee described in section 2.0l(2) of the Grace Salaried Plan who has not yet completed a "year of service" under the Grace Salaried Plan) is terminated at Company request on account of layoff during the period from October 3l, l986 to January 3l, l987 (or up to April 30, l987 in case of business necessity), and, as of the date of his Termination of Service, such participant (or such employee) (i) has attained age 50, (ii) earns a base salary of $75,000 or more, and (iii) is employed on the corporate staff at the main office of W. R. Grace & Co., each such participant or employee shall receive the following monthly benefits, commencing as of the date that his benefits under the Grace Salaried Plan commence (or would commence, if no such benefit is payable, or if section 5.l4 of the Grace Salaried Plan applied to him),
             (A) a benefit determined with respect to the participant (or employee) under section 5.02(l)(a) of the Grace Salaried Plan based on five years of "credited service" under the Grace Salaried Plan (or the period until his attainment of age 70, if less) payable in the form applicable to such participant or employee in accordance with the terms of the Grace Salaried Plan (without reduction for early commencement);
             (B) in the case of such a participant in the Grace Salaried Plan who has attained age 50 (but not age 55) and has less than l0 years of "vesting service" under the Grace Salaried Plan, a benefit equal to the benefit accrued by such participant under section 5.02 of the Grace Salaried Plan which was forfeited by him upon termination of service payable in the form which would have been applicable to such participant in accordance with the terms of the Grace Salaried Plan (without reduction for early commencement); and
             (C) a benefit equal to the amount, if any, by which the benefit payable to such participant under the Grace Salaried Plan (without reduction for early commencement) exceeds the benefit actually payable to such participant under the Grace Salaried Plan.

                                    SECTION 4


ADMINISTRATION


4.01   The Plan shall be administered by the Salary, Incentive
       Compensation and Employee Benefits Committee (or its designee) in accordance with its terms and purposes. The Committee (or its designee) shall determine the amount and manner of payment of the benefits under the Plan.

4.02 The decisions made and the actions taken by the Committee (and its designee) in the administration of the Plan shall be final and conclusive on all persons, and the Committee, its members, and its designees shall not be subject to liability with respect to the Plan.

4.03 The Committee shall have the sole responsibility for the administration of the Plan and shall have the exclusive right to interpret the provisions of the Plan and to determine any question arising thereunder or in connection with the administration of the Plan, including the remedying of any omissions, inconsistency, or ambiguity, and its decision or action in respect thereof shall be conclusive and binding on all persons.

                                    SECTION 5


AMENDMENT AND TERMINATION


5.01 The Board of Directors may amend or terminate the Plan with respect to future periods at any time for whatever reason it may deem appropriate. In the event of termination of the Plan, no person shall be entitled to accrue additional benefits under the Plan with respect to any period after the effective date of termination determined by the Board of Directors; provided, however, that any benefits under the Plan accrued prior to the effective date of the termination determined by the Board of Directors shall not be reduced on account of such termination. Notwithstanding the foregoing, the provisions of Section 2.04 shall continue to be applicable to an Eligible Person, unless the Board of Directors elects to waive such provisions in order to vest all Eligible Persons in any such benefits provided under the Plan even if such an Eligible Person terminates service with the Company and its Affiliates prior to the date he attains age 55 or, effective January l, l988, prior to the date he completes at least ten (l0) years of vesting service (effective January l, l989, prior to the date he completes at least five (5) years of vesting service) (as defined in Section l.38 of the Grace Salaried Plan).

                                    SECTION 6


MISCELLANEOUS


6.01 Nothing contained in the Plan shall be construed as a contract of employment between the Company and an Eligible Person, or as a right of any Eligible Person to continue in the employ of the Company or as a limitation of the right of the Company to discharge any Eligible Person, with or without cause.


6.02 The benefits payable under the Plan may not be assigned or alienated.


6.03 The Plan shall be governed, to the extent provided thereunder, by the Employee Retirement Income Security Act of l974 and to the extent not preempted, by the laws of the State of New York.